Exhibit 99.2

Vertro, Inc.

143 Varick Street

New York, New York 10013

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS – [—]

The undersigned stockholder of Vertro, Inc. (the “Company”) hereby appoints Peter A. Corrao, James G. Gallagher, and John B. Pisaris, or any one of them, as attorneys and proxies with full power of substitution to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at [—] on [—] at [—], local time, and at any adjournments or postponements thereof as follows:

1.	TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED OCTOBER 16, 2011, AMONG INUVO, INC., ANHINGA MERGER SUBSIDIARY, A WHOLLY OWNED SUBSIDIARY OF INUVO, AND VERTRO, INC.

☐  FOR                 ☐  AGAINST                ☐  ABSTAIN

2.	TO APPROVE, ON A NONBINDING ADVISORY BASIS, THE COMPENSATION OF VERTRO’S NAMED EXECUTIVE OFFICERS THAT IS BASED ON OR OTHERWISE RELATES TO THE MERGER.

☐  FOR                 ☐  AGAINST                ☐  ABSTAIN

3.	TO APPROVE ANY MOTION TO ADJOURN OR POSTPONE THE VERTRO SPECIAL MEETING TO ANOTHER TIME OR PLACE, IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE VERTRO SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

☐  FOR                ☐   AGAINST                ☐  ABSTAIN

4.	TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS AND MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all the powers of said attorneys and proxies hereunder.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES LISTED ON THE REVERSE SIDE WILL VOTE IN THEIR DISCRETION.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the proxy statement furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

Please sign and date this Proxy below and return it in the enclosed envelope.

Dated , 20

(Signature)

(Signature)

Signature(s) shall agree with the name(s) printed on this proxy. If shares are registered in two names, both stockholders should sign this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS